UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2010

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

On March 8, 2010, Huntington Bancshares Incorporated (Huntington) released a shareholder letter included in Huntington’s 2009 Annual Report. A copy of the shareholder letter is attached as Exhibit 99.1 to this report and is incorporated herein by reference. Also on March 8, 2010, Huntington made the 2009 Annual Report, including the shareholder letter, available on its website, www.huntington-ir.com.

Item 8.01 Other Events.

In connection with three putative derivative lawsuits filed between January 16, 2008, and April 17, 2008, against certain of Huntington’s current or former officers and directors in connection with Huntington’s acquisition of Sky Financial Group, Inc., certain transactions between Huntington and Franklin Credit Management Corporation, and the financial disclosures relating to such transactions, Huntington has paid $1,151,818 through January 31, 2010 in legal fees for indemnification or advance of expenses of Huntington’s directors pursuant to Huntington’s charter and the laws of the State of Maryland. One action was dismissed with prejudice on September 23, 2009. Motions to dismiss the other two actions were filed on March 10, 2008, and January 26, 2009, and currently are pending.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished herewith:

Exhibit 99.1 - Shareholder Letter from Stephen D. Steinour dated March 8, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

March 9, 2010	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Shareholder Letter from Stephen D. Steinour dated March 8, 2010